UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 7, 2014
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(781) 565-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. approved an increase in the annual base salary of Mr. Bruce Bowden from $375,000 to $400,000. The Committee also approved the issuance of the following additional equity awards to Mr. Bowden: (i) 75,000 time-based restricted stock units, vesting one-third on March 31, 2015, one-third on March 31, 2016 and one-third on March 31, 2017; and (ii) 75,000 performance-based restricted stock units, vesting one-third in 2015, one-third in 2016 and one-third in 2017 based on the achievement of performance criteria determined by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: October 10, 2014	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin, Executive Vice President and Chief Financial Officer